Exhibit 10.1

Execution Version

AMENDMENT NO. 5 TO FIRST LIEN CREDIT AGREEMENT

dated as of

July 26, 2019,

among

FOCUS FINANCIAL PARTNERS, LLC,

as the Borrower,

THE LENDERS PARTY HERETO,

and

ROYAL BANK OF CANADA,
as Term Administrative Agent and Collateral Agent

RBC CAPITAL MARKETS,*

BMO CAPITAL MARKETS CORP.,

BOFA SECURITIES, INC.,

SUNTRUST ROBINSON HUMPHREY, INC.,

CAPITAL ONE, NATIONAL ASSOCIATION,

FIFTH THIRD SECURITIES,

GOLDMAN SACHS BANK USA,

MUFG BANK, LTD.,

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK

and

KKR CAPITAL MARKETS LLC,

as Lead Arrangers and Bookrunners

*  RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

AMENDMENT NO. 5 TO FIRST LIEN CREDIT AGREEMENT

This AMENDMENT NO. 5 TO FIRST LIEN CREDIT AGREEMENT, dated as of July 26, 2019 (this “Amendment”), among FOCUS FINANCIAL PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), ROYAL BANK OF CANADA, as term administrative agent and collateral agent (in such capacities, the “Term Administrative Agent”) under the Credit Agreement referred to below and each new term loan lender party hereto (collectively, the “New Term Loan Lenders”).

RECITALS:

WHEREAS, reference is made to the First Lien Credit Agreement, dated as of July 3, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, prior to the date hereof, the “Existing Credit Agreement” and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), among the Borrower, the lenders or other financial institutions or entities from time to time party thereto and the Term Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Borrower has requested New Term Loan Commitments in an aggregate principal amount of $350,000,000.00 (the “Amendment No. 5 Incremental Term Commitments”), which will be available on the Amendment No. 5 Effective Date, and which shall constitute New Term Loan Commitments under the Credit Agreement and the loans thereunder (the “Amendment No. 5 Incremental Term Loans”), New Term Loans under the Credit Agreement, the proceeds of which Amendment No. 5 Incremental Term Loans shall be used by the Borrower to repay outstanding Revolving Credit Loans and for other general corporate purposes;

WHEREAS, each New Term Loan Lender party hereto is willing to make Amendment No. 5 Incremental Term Loans in an amount equal to such New Term Loan Lender’s Amendment No. 5 Incremental Term Commitment, as set forth opposite such New Term Loan Lender’s name on Schedule 1.1(c)  hereto; and

WHEREAS, this Amendment shall constitute a Joinder Agreement giving effect to New Term Loan Commitments and New Term Loans, pursuant to and as set forth in Section 2.14(a) of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

1.                                      Existing Credit Agreement Amendments.  Effective as of the Amendment No. 5 Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)                                 Schedule 1.1(c) of the Existing Credit Agreement is amended by adding thereto the Amendment No. 5 Incremental Term Commitments of the New Term Loan Lenders party hereto, as set forth on Schedule 1.1(c) hereto.

(b)                                 Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following new defined terms thereto in their correct alphabetical order:

“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of July 26, 2019 among the Borrower, the Term Administrative Agent, the Collateral Agent and the lenders party thereto.

“Amendment No. 5 Effective Date” has the meaning assigned to such term in Amendment No. 5.

“Amendment No. 5 Incremental Term Loans” has the meaning assigned to such term in Amendment No. 5.

(c)                                  Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the definition of “Tranche B-2 Term Loans” contained therein with the following:

“Tranche B-2 Term Loans” means (a) prior to the Amendment No. 5 Effective Date, the Tranche B-2 Term Loans made to the Borrower on the Amendment No. 4 Effective Date and (b) from and after the Amendment No. 5 Effective Date, collectively, (i) the Tranche B-2 Term Loans referred to in the foregoing clause (a) and (ii) the Amendment No. 5 Incremental Term Loans.

(d)                                 Section 2.1 of the Existing Credit Agreement is hereby amended by adding the following new clause (i) at the end thereof:

“Upon the funding of the Amendment No. 5 Incremental Term Loans on the Amendment No. 5 Effective Date, the Amendment No. 5 Incremental Term Loans shall automatically and without further action by any Person constitute additional Tranche B-2 Term Loans (and shall have the same terms as the Tranche B-2 Term Loans (as modified by Amendment No. 5)) for all purposes of this Agreement and the other Credit Documents.”

(e)                                  Section 2.5(b) of the Existing Credit Agreement is hereby amended by replacing the words “0.25% of the aggregate principal amount of the Tranche B-2 Term Loans made available to the Borrower on the Amendment No. 4 Effective Date” with “$2,891,338”.

(f)                                   Section 5.1(b) of the Existing Credit Agreement is hereby amended by replacing the reference to “Amendment No. 4 Effective Date” contained therein with a reference to “Amendment No. 5 Effective Date”.

(g)                                  The Amendment No. 5 Incremental Term Commitments provided for hereunder shall terminate on the Amendment No. 5 Effective Date immediately upon the borrowing of the Amendment No. 5 Incremental Term Loans pursuant to Section 2 below.

2.                                      New Term Loan Lenders.  Each New Term Loan Lender party hereto hereby acknowledges and agrees that it has an Amendment No. 5 Incremental Term Commitment in the amount set forth opposite such New Term Loan Lender’s name on Schedule 1.1(c) to this Amendment and agrees to severally make to the Borrower Amendment No. 5 Incremental Term Loans on the Amendment No. 5 Effective Date, in Dollars, in an aggregate amount equal to such New Term Loan Lender’s Amendment No. 5 Incremental Term Commitment hereunder.  From and after the Amendment No. 5 Effective Date, (a) each New Term Loan Lender party hereto shall be a Term Loan Lender for all purposes under the Credit Agreement and the other Credit Documents and (b) the Amendment No. 5 Incremental Term Commitment of each New Term Loan Lender party hereto shall be a Term Loan Commitment for all purposes under the Credit Agreement and the other Credit Documents.

3.                                      Conditions to Effectiveness.  This Amendment shall become effective on the first date (the “Amendment No. 5 Effective Date”) on which each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms hereof; and the obligations of the New Term Loan Lenders party hereto to make Amendment No. 5 Incremental Term Loans, are subject to each of the applicable conditions set forth below having been satisfied (or waived) in accordance with the terms hereof:

(a)                                 this Amendment shall have been executed and delivered by the Borrower, the Term Administrative Agent and New Term Loan Lenders representing 100% of the Amendment No. 5 Incremental Term Commitments;

(b)                              the Term Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 5 Effective Date and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof (i) (A) certifying and attaching the resolutions or similar consents adopted by the Borrower approving or consenting to this Amendment and the Amendment No. 5 Incremental Term Loans, (B) certifying that the certificate of formation and operating agreement of the Borrower have not been amended since the Amendment No. 4 Effective Date, and (C) certifying as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of the Borrower and (ii) certifying as to the matters set forth in clauses (d), (e) and (g) below;

(c)                                  the Term Administrative Agent shall have received a Notice of Borrowing as required pursuant to Section 7.2(a) of the Credit Agreement;

(d)                                 the representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects on and as of the Amendment No. 5 Effective Date; provided that, (A) in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any such representation and warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification such representation and warranty shall be true and correct in all respects;

(e)                                  no Default or Event of Default shall exist on the Amendment No. 5 Effective Date before or after giving effect to the effectiveness of this Amendment and the incurrence of the Amendment No. 5 Incremental Term Loans;

(f)                                   the Term Administrative Agent shall have received all fees and other amounts previously agreed to in writing by the Lead Arrangers and the Borrower to be due on or prior to the Amendment No. 5 Effective Date, including, to the extent invoiced at least three Business Days prior to the Amendment No. 5 Effective Date (or such later date as is reasonably agreed by the Borrower), the reasonable and documented out-of-pocket legal fees and expenses and the reasonable and documented out-of-pocket fees and expenses of any other advisors in accordance with the terms of the Credit Agreement;

(g)                                  the Amendment No. 5 Incremental Term Commitments shall not exceed the Maximum Incremental Facilities Amount; and

(h)                                 the Term Administrative Agent shall have received a certificate dated as of the Amendment No. 5 Effective Date from the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager, or any other senior financial officer of the Borrower to the effect that after giving effect to this Amendment, the Borrower is Solvent.

4.                                      Representations and Warranties.  On the Amendment No. 5 Effective Date, the Borrower, on behalf of itself and each other Credit Party (as applicable), hereby represents and warrants that:

(a)                                 The Borrower has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions under this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. The Borrower has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity;

(b)                                 neither the execution, delivery or performance by the Borrower of this Amendment nor compliance with the terms and provisions hereof nor the consummation of the other transactions contemplated hereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality other than as would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which any Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of the Borrower or any of the Restricted Subsidiaries;

(c)                                  the execution, delivery and performance of this Amendment does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) such licenses, approvals, authorizations, registrations, filings or consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect; and

(d)                                 both immediately before and after giving effect to the Amendment No. 5 Effective Date and the incurrence of the Amendment No. 5 Incremental Term Loans, (i) the representations and warranties of the Credit Parties set forth in the Credit Agreement and the other Credit Documents shall be true and correct in all material respects (or, in the case of any such representation and warranty that is qualified by “material”, “material adverse effect” or a similar term, in all respects), in each case, on and as of the Amendment No. 5 Effective Date with the same effect as though such representations and warranties had been made on and as of the Amendment No. 5 Effective Date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any such representation and warranty that is qualified by “material”, “material adverse effect” or a similar term, in all respects) as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment No. 5 Effective Date or would result from the consummation of this Amendment and the transactions contemplated hereby.

5.                                      Reaffirmation of the Credit Parties; Reference to and Effect on the Credit Agreement and the other Credit Documents.

(a)                                 The Borrower, on behalf of itself and each other Credit Party, hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Credit Document to which any Credit Party is a party is, and the obligations of such Credit Party contained in the Credit Agreement, this Amendment or in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment.  For greater certainty and without limiting the foregoing, the Borrower, on behalf of itself and each other Credit Party, hereby confirms that the existing security interests and/or guarantees granted by any Credit Party in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents.  Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force.

(b)                                 Except to the extent expressly set forth in this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

(c)                                  On and after the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

6.                                      Notice.  For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender shall be as separately identified to the Term Administrative Agent.

7.                                      Tax Forms.  For each New Term Loan Lender, delivered herewith to the Term Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to the Term Administrative Agent pursuant to Section 5.2(e) of the Credit Agreement.

8.                                      Recordation of the New Loans.  Upon execution and delivery hereof, the Term Administrative Agent will record the Amendment No. 5 Incremental Term Loans made by each New Term Loan Lender in the Register.

9.                                      Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except as permitted by Section 13.1 of the Credit Agreement.

10.                               Integration.  This Amendment, the other Credit Documents and the agreements regarding certain fees referred to herein represent the agreement of the Borrower, the Collateral Agent, the Administrative Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agents, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein, in the Credit Agreement or in the other Credit Documents. Nothing in this Amendment or in the other Credit Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Amendment or the other Credit Documents.  This Amendment shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Credit Documents shall, to the extent not paid on or prior to the Amendment No. 5 Effective Date, continue to be owing under the Credit Agreement or such other Credit Documents until paid in accordance therewith.

11.                               APPLICABLE LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each party hereto irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Amendment to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof; (b) consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts; (c) agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 of the Credit Agreement or at such other address of which the applicable Administrative Agent shall have been notified pursuant to Section 13.2 of the Credit Agreement; (d) agrees that nothing herein shall affect the right of the Administrative Agents, any Lender or another Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any other Credit Party in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12 any special, exemplary, punitive or consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification obligations set forth in Section 13.5 of the Credit Agreement.

12.                               Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.                               Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute an original and one and the same instrument.

14.                               WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

15.                               Credit Document.  On and after the Amendment No. 5 Effective Date, this Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

FOCUS FINANCIAL PARTNERS, LLC

By:	/s/ James Shanahan
Name:	James Shanahan
Title:	Chief Financial Officer

Signature Page to Amendment No. 5 to First Lien Credit Agreement

ROYAL BANK OF CANADA, as Term Administrative Agent and Collateral Agent

By:	/s/ Helena Sadowski
Name: Helena Sadowski
Title: Manager, Agency

Signature Page to Amendment No. 5 to First Lien Credit Agreement

ROYAL BANK OF CANADA, as New Term Loan Lender

By:	/s/ Alex Figueroa
Name: Alex Figueroa
Title: Authorized Signatory

Signature Page to Amendment No. 5 to First Lien Credit Agreement

Schedule 1.1(c)

Incremental Term Commitments

Lender	Amendment No. 5 Incremental Term Commitment
Royal Bank of Canada	$350,000,000